UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2008

SMART ENERGY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-26027 (Commission File Number)	20-3353835 (IRS Employer Identification No.)

210 West Parkway, Suite No. 7
Pompton Plains, NJ 07044
(Address of principal executive offices)

973-248-8008
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)  On July 3, 2008, Pete Mateja, who has served as the chief executive officer of Smart Energy Solution, Inc. (the “Registrant”) since October 3, 2005 and a member of its board of directors since February 26, 2007, resigned.

(c)  On July 3, 2008, Edward Braniff, the Registrant’s chief financial officer, was appointed to serve as the Registrant’s chief executive officer on an interim basis. Mr. Braniff is 59 years old and has served as the Registrant’s chief financial officer since May 24, 2005.

From 2001 to 2003, Mr. Braniff served as the chief financial officer and chief operating officer of Cedar North America, a global consulting, applications and outsourcing firm and a division of The Cedar Group PLC. At Cedar North America, Mr. Braniff was responsible for all operational contracts, financial, information technology and legal operations. From 1999 to 2000, Mr. Braniff served as chief financial officer and chief operations officer for The Global TeleExchange, a facilities-based, internet enabled carrier services provider. Mr. Braniff was employed by AT&T for 27 years, in various positions including assistant treasurer, assistant controller and chief financial officer of AT&T’s International and Operational Divisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ENERGY SOLUTIONS, INC.

Date: July 3, 2008	By:	/s/ Edward Braniff
Name: Edward Braniff
Title: Chief Financial Officer